The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the "SEC"). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

                     Final Terms of the Offered Certificates

The certificates consist of the classes of certificates listed in the tables below, together with the Class 1-P, Class 2-P, Class 1-X, Class 2-X, Class 3-X, Class 4-X, Class 1-LT-R, Class 2-LT-R, Class 3-LT-R, Class 4-LT-R, Class 1-R, Class 2-R, Class 3-R and Class 4-R Certificates. Only the classes of certificates listed in the tables below are offered by the prospectus supplement.

                                                           Interest Rate            Interest Rate
                                                        Formula or Interest     Formula or Interest
                              Class                     Rate (until related     Rate (after related
                Related      Principal      Initial      Initial Optional         Initial Optional
                Mortgage    or Notional     Interest        Termination             Termination
 Class            Pool       Amount(1)       Rate(2)        Date)(3)(5)             Date)(4)(5)            Principal Type
 -------        --------    -----------     --------    -------------------     --------------------       --------------
  1A-A1            1A      $63,217,000       5.480%      LIBOR plus 0.160%       LIBOR plus 0.320%          Super Senior

  1A-A2            1A       $7,343,000       5.550%      LIBOR plus 0.230%       LIBOR plus 0.460%         Senior Support

  1B-A1            1B     $151,879,000       5.480%      LIBOR plus 0.160%       LIBOR plus 0.320%          Super Senior

  1B-A2            1B     $140,000,000       6.170%         6.170%(7)                6.170%(7)              Super Senior

  1B-A3            1B      $33,907,000       5.550%      LIBOR plus 0.230%       LIBOR plus 0.460%         Senior Support

  2-A1             2      $190,874,000       5.400%      LIBOR plus 0.080%       LIBOR plus 0.160%          Super Senior

  2-A2             2       $79,771,000       5.480%      LIBOR plus 0.160%       LIBOR plus 0.320%          Super Senior

  2-A3             2       $40,805,000       5.560%      LIBOR plus 0.240%       LIBOR plus 0.480%          Super Senior

  2-A4             2       $54,961,000       5.550%      LIBOR plus 0.230%       LIBOR plus 0.460%         Senior Support

  3A-A             3A     $106,980,000       7.000%           7.000%                   7.000%                  Senior

  3B-A1            3B     $103,219,000       7.000%           7.000%                   7.000%               Super Senior

                                                                                                        Super Senior, Senior
  3B-A2            3B      $20,253,000       6.500%           6.500%                   6.500%               Support(8)

  3B-A3            3B      $20,000,000       6.010%           6.010%                   6.010%              Senior Support

  4A-A1            4A      $40,999,000       5.630%    LIBOR plus 0.310%(9)     LIBOR plus 0.310%(9)        Super Senior

  4A-A2            4A      $50,500,000       5.630%    LIBOR plus 0.310%(9)     LIBOR plus 0.310%(9)        Super Senior

                                                                                                        Super Senior, Senior
  4A-A3            4A       $8,260,000       5.630%    LIBOR plus 0.310%(9)     LIBOR plus 0.310%(9)        Support(10)

  4A-A4            4A      $11,085,000       5.630%    LIBOR plus 0.310%(9)     LIBOR plus 0.310%(9)       Senior Support

  4A-AIO(11)       4A     $110,844,000(12)   1.370%       6.690% - LIBOR           6.690% - LIBOR       Senior, Interest Only

  4B-A1            4B      $68,416,000       5.630%    LIBOR plus 0.310%(9)     LIBOR plus 0.310%(9)        Super Senior

  4B-A2            4B       $7,602,000       5.630%    LIBOR plus 0.310%(9)     LIBOR plus 0.310%(9)       Senior Support

  4B-AIO(11)       4B      $76,018,000(12)   1.370%       6.690% - LIBOR           6.690% - LIBOR       Senior, Interest Only

  1-M1           1A, 1B     $5,103,000       5.600%      LIBOR plus 0.280%       LIBOR plus 0.420%          Subordinated

  1-M2           1A, 1B     $5,315,000       5.620%      LIBOR plus 0.300%       LIBOR plus 0.450%          Subordinated

  1-M3           1A, 1B     $3,189,000       5.650%      LIBOR plus 0.330%       LIBOR plus 0.495%          Subordinated

  1-M4           1A, 1B     $2,126,000       5.740%      LIBOR plus 0.420%       LIBOR plus 0.630%          Subordinated

  1-M5           1A, 1B     $2,126,000       5.770%      LIBOR plus 0.450%       LIBOR plus 0.675%          Subordinated

  1-M6           1A, 1B     $2,126,000       5.850%      LIBOR plus 0.530%       LIBOR plus 0.795%          Subordinated

  1-M7           1A, 1B     $2,976,000       6.820%      LIBOR plus 1.500%       LIBOR plus 2.250%          Subordinated

  1-M8           1A, 1B     $4,252,000       6.970%      LIBOR plus 1.650%       LIBOR plus 2.475%          Subordinated

  2-M1             2        $6,296,000       5.600%      LIBOR plus 0.280%       LIBOR plus 0.420%          Subordinated

  2-M2             2        $5,890,000       5.620%      LIBOR plus 0.300%       LIBOR plus 0.450%          Subordinated

  2-M3             2        $3,452,000       5.650%      LIBOR plus 0.330%       LIBOR plus 0.495%          Subordinated


                                       Initial
                               Certificate Ratings(6)
                               ------------------------

                   Interest
 Class               Type               S&P    Moody's   Fitch
 -------            -------             ---    -------   -----
  1A-A1            Variable Rate        AAA      Aaa      AAA
  1A-A2            Variable Rate        AAA      Aaa      AAA
  1B-A1            Variable Rate        AAA      Aaa      AAA
  1B-A2            Fixed Rate(7)        AAA      Aaa      AAA
  1B-A3            Variable Rate        AAA      Aaa      AAA
  2-A1             Variable Rate        AAA      Aaa      N/R
  2-A2             Variable Rate        AAA      Aaa      N/R
  2-A3             Variable Rate        AAA      Aaa      N/R
  2-A4             Variable Rate        AAA      Aaa      N/R
  3A-A               Fixed Rate         AAA      Aaa      N/R
  3B-A1              Fixed Rate         AAA      Aaa      N/R
  3B-A2              Fixed Rate         AAA      Aaa      N/R
  3B-A3              Fixed Rate         AAA      Aaa      N/R
  4A-A1            Variable Rate        N/R      Aaa      AAA
  4A-A2            Variable Rate        N/R      Aaa      AAA
  4A-A3            Variable Rate        N/R      Aaa      AAA
  4A-A4            Variable Rate        N/R      Aaa      AAA
  4A-AIO(11)       Variable Rate        N/R      Aaa      AAA
  4B-A1            Variable Rate        N/R      Aaa      AAA
  4B-A2            Variable Rate        N/R      Aaa      AAA
  4B-AIO(11)       Variable Rate        N/R      Aaa      AAA
  1-M1             Variable Rate        AA+      Aa1      AA+
  1-M2             Variable Rate         AA      Aa2      AA+
  1-M3             Variable Rate        AA-      Aa3      AA+
  1-M4             Variable Rate         A+      A1        AA
  1-M5             Variable Rate         A       A2       AA-
  1-M6             Variable Rate         A-      A3        A+
  1-M7             Variable Rate        BBB+    Baa2       A-
  1-M8             Variable Rate        BBB-     N/R      BBB-
  2-M1             Variable Rate        AA+      Aa1      N/R
  2-M2             Variable Rate         AA      Aa2      N/R
  2-M3             Variable Rate         AA      Aa3      N/R

                                                           Interest Rate            Interest Rate
                                                        Formula or Interest     Formula or Interest
                              Class                     Rate (until related     Rate (after related
                Related      Principal      Initial      Initial Optional         Initial Optional
                Mortgage    or Notional     Interest        Termination             Termination
 Class            Pool       Amount(1)       Rate(2)        Date)(3)(5)             Date)(4)(5)            Principal Type
 -------        --------    -----------     --------    -------------------     --------------------       --------------
  2-M4             2        $3,046,000       5.740%      LIBOR plus 0.420%       LIBOR plus 0.630%          Subordinated
  2-M5             2        $3,046,000       5.770%      LIBOR plus 0.450%       LIBOR plus 0.675%          Subordinated
  2-M6             2        $2,031,000       5.850%      LIBOR plus 0.530%       LIBOR plus 0.795%          Subordinated
  2-M7             2        $2,031,000       6.320%      LIBOR plus 1.000%       LIBOR plus 1.500%          Subordinated
  2-M8             2        $2,031,000       6.820%      LIBOR plus 1.500%       LIBOR plus 2.250%          Subordinated
  2-M9             2        $2,031,000       7.070%      LIBOR plus 1.750%       LIBOR plus 2.625%          Subordinated
  2-M10            2        $5,077,000       7.070%      LIBOR plus 1.750%       LIBOR plus 2.625%          Subordinated
  3-M1           3A, 3B     $4,435,000       5.890%           5.890%                   5.890%               Subordinated
  3-M2           3A, 3B     $3,880,000       5.940%           5.940%                   5.940%               Subordinated
  3-M3           3A, 3B     $2,356,000       5.990%           5.990%                   5.990%               Subordinated
  3-M4           3A, 3B     $4,158,000       6.230%           6.230%                   6.230%               Subordinated
  3-M5           3A, 3B     $1,940,000       6.280%           6.280%                   6.280%               Subordinated
  3-M6           3A, 3B     $3,187,000       6.580%           6.580%                   6.580%               Subordinated
  3-M7           3A, 3B     $1,386,000       6.820%           6.820%                   6.820%               Subordinated
  3-M8           3A, 3B     $2,633,000       7.000%           7.000%                   7.000%               Subordinated
  4-M1           4A, 4B     $5,884,000       5.960%           5.960%                   5.960%               Subordinated
  4-M2           4A, 4B     $1,652,000       6.010%           6.010%                   6.010%               Subordinated
  4-M3           4A, 4B     $3,097,000       6.160%           6.160%                   6.160%               Subordinated
  4-M4           4A, 4B     $1,239,000       6.310%           6.310%                   6.310%               Subordinated
  4-M5           4A, 4B     $2,375,000       6.590%           6.590%                   6.590%               Subordinated
  4-M6           4A, 4B     $1,032,000       7.000%           7.000%                   7.000%               Subordinated
  4-M7           4A, 4B     $1,032,000       7.000%           7.000%                   7.000%               Subordinated



                               Certificate Initial Ratings(6)
                               ------------------------------

                Interest
 Class            Type             S&P    Moody's   Fitch
 -------         -------           ---    -------   -----
  2-M4         Variable Rate        AA      A1       N/R
  2-M5         Variable Rate        A+      A2       N/R
  2-M6         Variable Rate        A+      A3       N/R
  2-M7         Variable Rate        A      Baa1      N/R
  2-M8         Variable Rate        A-     Baa2      N/R
  2-M9         Variable Rate       BBB+    Baa3      N/R
  2-M10        Variable Rate       BBB-     N/R      N/R
  3-M1          Fixed Rate         AA+      Aa1      N/R
  3-M2          Fixed Rate         AA+      Aa2      N/R
  3-M3          Fixed Rate          AA      Aa3      N/R
  3-M4          Fixed Rate         AA-      A2       N/R
  3-M5          Fixed Rate          A+      A3       N/R
  3-M6          Fixed Rate          A       N/R      N/R
  3-M7          Fixed Rate         BBB+     N/R      N/R
  3-M8          Fixed Rate         BBB-     N/R      N/R
  4-M1          Fixed Rate          AA      Aa2      AA+
  4-M2          Fixed Rate         AA-      Aa3      AA+
  4-M3          Fixed Rate          A       A2       AA-
  4-M4          Fixed Rate          A-      A3        A+
  4-M5          Fixed Rate         BBB     Baa2       A-
  4-M6          Fixed Rate         BBB     Baa3       A-
  4-M7          Fixed Rate         BBB-     NR       BBB+

----------

(1)   These balances are approximate as described in this prospectus supplement.

(2)   Reflects the interest rate as of the February 28, 2007 closing date.

(3) Reflects the interest rate formula or interest rate up to and including the earliest possible distribution date on which the master servicer has the option to purchase the mortgage loans in (i) pool 1A and pool 1B (in the aggregate), (ii) pool 2, (iii) pool 3A and pool 3B (in the aggregate) or (iv) pool 4A and pool 4B (in the aggregate), as applicable, as described in this prospectus supplement under "Description of the Certificates--Optional Purchase of the Mortgage Loans."

(4) Reflects the interest rate formula if the option to purchase the mortgage loans in the related mortgage pool or pools is not exercised by the master servicer at the earliest possible distribution date, as described in this prospectus supplement under "Description of the Certificates--Optional Purchase of the Mortgage Loans." The interest rate for the Class 1B-A2 Certificates, the group 3 certificates and the group 4 certificates will not change if the option to purchase the mortgage loans in the related mortgage pool or pools is not exercised by the master servicer at the earliest possible distribution date.

(5) Each interest rate or interest rate formula (other than with respect to the group 4 certificates) is subject to the applicable net funds cap, as described in this prospectus supplement under "Summary of Terms--The Certificates--Payments on the Certificates--Interest Distributions." The group 4A senior certificates and the group 4B senior certificates will accrue interest at the lesser of (i) the related interest rate formula and
      (ii) 7.00% per annum.

(6) The designation "N/R" means that the specified rating agency will not publicly rate the certificates of that class.

(7) Reflects the interest rate for the Class 1B-A2 Certificates up to and including the distribution date in December 2011. Beginning on the distribution date in January 2012, the interest rate for the Class 1B-A2 Certificates will be equal to the lesser of (i) six-month LIBOR + 0.50% and (ii) the applicable group 1B net funds cap, as described in this
      prospectus       supplement      under       "Description      of      the
      Certificates--Distributions of Interest--Calculation of Interest."

(8) The Class 3B-A1 and Class 3B-A2 Certificates will be super senior with regard to losses to the Class 3B-A3 Certificates and the Class 3B-A1 will be super senior with regard to losses to the Class 3B-A2 Certificates, as described in this prospectus supplement.

(9) The interest rate on the group 4 senior certificates (other than the Class 4A-AIO and Class 4B-AIO Certificates) is a per annum rate equal to the lesser of (i) the related formula rate above and (ii) 7.00% per annum.

(10) The Class 4A-A1, Class 4A-A2 and Class 4A-A3 Certificates will be super senior with regard to losses to the Class 4A-A4 Certificates and the Class 4A-A2 Certificates will be super senior with regard to losses to the Class 4A-A3 Certificates, as described in this prospectus supplement.

(11) The Class 4A-AIO and Class 4B-AIO Certificates will each be issued in two components: a Class I Component and a Class P Component, as described in this prospectus supplement. Each Class I Component will be issued with an interest-bearing component and will accrue interest at the rate described in the table above. Class P Components will not be issued with an interest rate or principal balance. The components are not severable.

(12) The Class 4A-AIO and Class 4B-AIO Certificates are interest-only certificates; they will not be entitled to distributions of principal. The Class I Component of each of the Class 4A-AIO and Class 4B-AIO Certificates will accrue interest at a variable rate based on a notional amount equal to the class principal amount of the group 4A senior certificates and group 4B senior certificates, respectively, as described in this prospectus supplement.

     The offered certificates will also have the following characteristics:

                                     Interest                          Expected Final
           Record   Delay/Accrual     Accrual      Final Scheduled      Distribution        Minimum         Incremental     CUSIP
   Class   Date(1)    Period(2)     Convention   Distribution Date(3)      Date(4)       Denominations(5)  Denominations    Number
  -----    -------  -------------   ----------   --------------------   ------------     ----------------  -------------  ----------
  1A-A1      DD        0 day        Actual/360     March 25, 2037     March 25, 2015         $25,000            $1        525245 AA4
  1A-A2      DD        0 day        Actual/360     March 25, 2037     March 25, 2015         $25,000            $1        525245 AB2
  1B-A1      DD        0 day        Actual/360     March 25, 2037     March 25, 2015         $25,000            $1        525245 AC0
  1B-A2      CM       24 day          30/360       March 25, 2037     March 25, 2015         $25,000            $1        525245 AD8
  1B-A3      DD        0 day        Actual/360     March 25, 2037     March 25, 2015         $25,000            $1        525245 AE6
  2-A1       DD        0 day        Actual/360     March 25, 2037      May 25, 2009          $25,000            $1        525245 AF3
  2-A2       DD        0 day        Actual/360     March 25, 2037      July 25, 2012         $25,000            $1        525245 AG1
  2-A3       DD        0 day        Actual/360     March 25, 2037     August 25, 2013        $25,000            $1        525245 AH9
  2-A4       DD        0 day        Actual/360     March 25, 2037     August 25, 2013        $25,000            $1        525245 AJ5
  3A-A       CM       24 day          30/360       March 25, 2037     April 25, 2015         $25,000            $1        525245 AK2
  3B-A1      CM       24 day          30/360       March 25, 2037     April 25, 2015         $25,000            $1        525245 AL0
  3B-A2      CM       24 day          30/360       March 25, 2037     April 25, 2015         $25,000            $1        525245 AM8
  3B-A3      CM       24 day          30/360       March 25, 2037     April 25, 2015         $25,000            $1        525245 AN6
  4A-A1      DD        0 day          30/360       March 25, 2037     March 25, 2015         $25,000            $1        525245 AP1
  4A-A2      DD        0 day          30/360       March 25, 2037     March 25, 2015         $25,000            $1        525245 AQ9
  4A-A3      DD        0 day          30/360       March 25, 2037     March 25, 2015         $25,000            $1        525245 AR7
  4A-A4      DD        0 day          30/360       March 25, 2037     March 25, 2015         $25,000            $1        525245 AS5
  4A-AIO     DD        0 day          30/360       March 25, 2037     March 25, 2015        $1,000,000          $1        525245 AT3
  4B-A1      DD        0 day          30/360       March 25, 2037     March 25, 2015         $25,000            $1        525245 AU0
  4B-A2      DD        0 day          30/360       March 25, 2037     March 25, 2015         $25,000            $1        525245 AV8
  4B-AIO     DD        0 day          30/360       March 25, 2037     March 25, 2015        $1,000,000          $1        525245 AW6
  1-M1       DD        0 day        Actual/360     March 25, 2037     March 25, 2015         $100,000           $1        525245 AX4
  1-M2       DD        0 day        Actual/360     March 25, 2037     March 25, 2015         $100,000           $1        525245 AY2
  1-M3       DD        0 day        Actual/360     March 25, 2037     March 25, 2015         $100,000           $1        525245 AZ9
  1-M4       DD        0 day        Actual/360     March 25, 2037     March 25, 2015         $100,000           $1        525245 BA3
  1-M5       DD        0 day        Actual/360     March 25, 2037     March 25, 2015         $100,000           $1        525245 BU9
  1-M6       DD        0 day        Actual/360     March 25, 2037     March 25, 2015         $100,000           $1        525245 BV7
  1-M7       DD        0 day        Actual/360     March 25, 2037     March 25, 2015         $100,000           $1        525245 BW5
  1-M8       DD        0 day        Actual/360     March 25, 2037     March 25, 2014         $100,000           $1        525245 BX3
  2-M1       DD        0 day        Actual/360     March 25, 2037     August 25, 2013        $100,000           $1        525245 BB1
  2-M2       DD        0 day        Actual/360     March 25, 2037     August 25, 2013        $100,000           $1        525245 BC9
  2-M3       DD        0 day        Actual/360     March 25, 2037     August 25, 2013        $100,000           $1        525245 BD7
  2-M4       DD        0 day        Actual/360     March 25, 2037     August 25, 2013        $100,000           $1        525245 BE5
  2-M5       DD        0 day        Actual/360     March 25, 2037     August 25, 2013        $100,000           $1        525245 BF2
  2-M6       DD        0 day        Actual/360     March 25, 2037     August 25, 2013        $100,000           $1        525245 CA2
  2-M7       DD        0 day        Actual/360     March 25, 2037     August 25, 2013        $100,000           $1        525245 CB0
  2-M8       DD        0 day        Actual/360     March 25, 2037     August 25, 2013        $100,000           $1        525245 CC8
  2-M9       DD        0 day        Actual/360     March 25, 2037     August 25, 2013        $100,000           $1        525245 CD6
  2-M10      DD        0 day        Actual/360     March 25, 2037     August 25, 2013        $100,000           $1        525245 CE4

  3-M1       CM       24 day          30/360       March 25, 2037     April 25, 2015         $100,000           $1        525245 BG0
  3-M2       CM       24 day          30/360       March 25, 2037     April 25, 2015         $100,000           $1        525245 BH8
  3-M3       CM       24 day          30/360       March 25, 2037     April 25, 2015         $100,000           $1        525245 BJ4
  3-M4       CM       24 day          30/360       March 25, 2037     April 25, 2015         $100,000           $1        525245 BK1
  3-M5       CM       24 day          30/360       March 25, 2037     April 25, 2015         $100,000           $1        525245 BL9
  3-M6       CM       24 day          30/360       March 25, 2037     April 25, 2015         $100,000           $1        525245 BM7
  3-M7       CM       24 day          30/360       March 25, 2037     April 25, 2015         $100,000           $1        525245 BN5
  3-M8       CM       24 day          30/360       March 25, 2037     April 25, 2015         $100,000           $1        525245 CF1
  4-M1       CM       24 day          30/360       March 25, 2037     March 25, 2015         $100,000           $1        525245 BP0
  4-M2       CM       24 day          30/360       March 25, 2037     March 25, 2015         $100,000           $1        525245 BQ8
  4-M3       CM       24 day          30/360       March 25, 2037     March 25, 2015         $100,000           $1        525245 BR6
  4-M4       CM       24 day          30/360       March 25, 2037     March 25, 2015         $100,000           $1        525245 BS4
  4-M5       CM       24 day          30/360       March 25, 2037     March 25, 2015         $100,000           $1        525245 BT2
  4-M6       CM       24 day          30/360       March 25, 2037     March 25, 2015         $100,000           $1        525245 CJ3
  4-M7       CM       24 day          30/360       March 25, 2037     March 25, 2015         $100,000           $1        525245 CK0

----------
(1) DD = For any distribution date, the close of business on the business day immediately before that distribution date.
      CM = For any distribution date, the last business day of the month immediately preceding the month in which such distribution date occurs.

(2) 0 day = For any distribution date, the interest accrual period will be the period beginning on the immediately preceding distribution date (or on February 25, 2007 for the first interest accrual period) and ending on the day immediately preceding the related distribution date.

      24 day = For any distribution date, the interest accrual period will be the calendar month immediately preceding the month in which the related distribution date occurs.

(3) The final scheduled distribution date for the certificates is based upon the first distribution date after the date of the last scheduled payment of the latest maturing mortgage loan in the related mortgage pool or mortgage pools as further described in this prospectus supplement.

(4) The expected final distribution date, based upon (a) 100% of the applicable prepayment assumption for the related mortgage pool, as described under "Yield, Prepayment and Weighted Average--Weighted Average Life", (b) the applicable modeling assumptions for the related mortgage pool used in this prospectus supplement, as described under "Yield, Prepayment and Weighted Average Life--Weighted Average Life" and (c) assuming the option to purchase the mortgage loans for the related mortgage pool or mortgage pools is exercised by the master servicer at the applicable earliest possible distribution date, as described in this prospectus supplement under "Description of the Certificates--Optional Purchase of the Mortgage Loans."

(5) With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.